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                                                                       EXHIBIT C

CAPITAL STRUCTURE BY ENTITY
AS OF SEPTEMBER 30, 2003
(IN THOUSANDS)

                                                                     CENTERPOINT            CENTERPOINT
                                                                       ENERGY                 ENERGY             TEXAS GENCO
                                            CENTERPOINT                HOUSTON               RESOURCES            HOLDINGS,
                                            ENERGY, INC.            ELECTRIC, LLC              CORP.                 INC.
                                            ------------            -------------           -----------          -----------
CURRENT PORTION OF LONG-TERM DEBT           $    168,837     1.29%  $      41,228    0.63%  $         -    0.00% $         -   0.00%
INDEXED DEBT SECURITIES DERIVATIVE               263,391     2.01%              -    0.00%            -    0.00%           -   0.00%
DEBT TO AFFILIATE-CENTERPOINT ENERGY, INC.             -     0.00%        507,605    7.70%            -    0.00%      47,924   1.59%
LONG-TERM DEBT                                10,890,928    83.00%      3,347,078   50.80%    2,347,787   52.57%           -   0.00%
TRUST PREFERRED SECURITIES                             -     0.00%              -    0.00%            -    0.00%           -   0.00%
MINORITY INTEREST                                185,308     1.41%              -    0.00%                 0.00%           -   0.00%
COMMON STOCK                                       3,060     0.02%              1    0.00%            1    0.00%           1   0.00%
ADDITIONAL PAID-IN CAPITAL                     2,868,485    21.86%      2,200,401   33.40%    1,985,254   44.45%   2,879,127  95.45%
RETAINED EARNINGS                               (751,135)   -5.72%        492,476    7.47%      137,401    3.08%      89,267   2.96%
ACCUMULATED OTHER COMPREHENSIVE INCOME          (497,356)   -3.79%              -    0.00%       (4,130)  -0.09%           -   0.00%
UNEARNED ESOP STOCK                               (9,542)   -0.07%              -    0.00%            -    0.00%           -   0.00%
                                            ------------            -------------           -----------          -----------
TOTAL CAPITALIZATION                        $ 13,121,976   100.00%  $   6,588,789  100.00%  $ 4,466,313  100.00% $ 3,016,319 100.00%
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